EXHIBIT 99.1


                          BLACK SWAN PETROLUEM PTY LTD.

                       (f/k/a Anzoil (Thailand) Pty Ltd.)

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003



                                TABLE OF CONTENTS


                                                                        Page

Report of Independent Registered Public Accounting Firm                  F-2

Consolidated Balance Sheets                                              F-3

Consolidated Statements of Operations                                    F-4

Consolidated Statements of Changes in Shareholders' Deficiency           F-5

Consolidated Statements of Cash Flows                                    F-6

Notes to Consolidated Financial Statements                            F-7 - F-16

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            -------------------------------------------------------


To the board of directors and shareholders of Black Swan Petroleum Pty Ltd. (f/k/a Anzoil (Thailand) Pty Ltd.)

We have audited the accompanying balance sheet of Black Swan Petroleum Pty Ltd. (f/k/a Anzoil (Thailand) Pty Ltd.) as of December 31, 2004 and the related statements of operations, changes in shareholders' deficiency and cash flows for the years then ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Black Swan Petroleum Pty Ltd. (f/k/a Anzoil (Thailand) Pty Ltd.) for the years ended period December 31, 2004 and 2003 and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has operating and liquidity concerns, has incurred an accumulated deficit of approximately $1,066,374 and $4,015,807 during the years then ended December 31, 2004 and 2003, respectively. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. In this regard, Management is proposing to raise any necessary additional funds through loans and additional sales of its common stock or through the possible acquisition of other companies. There is no assurance that the Company will be successful in raising additional capital.


/s/ Jewett, Schwartz & Associates


Hollywood, Florida
August 24, 2006


                         BLACK SWAN PETROLEUM PTY. LTD.
                        (FKA ANZOIL (THAILAND) PTY. LTD.)

                          CONSOLIDATED BALANCE SHEET
                                DECEMBER 31,

                                                      2004            2003
                                                  -----------     -----------

 ASSETS:

 CURRENT ASSETS
   Cash and equivalents                           $ 1,102,188     $    22,592
   Accounts receivables                                     -           6,686
                                                  -----------     -----------
      Total current assets                          1,102,188          29,278
                                                  ------------    -----------

    TOTAL ASSETS                                  $ 1,102,188     $    29,278
                                                  ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
   Accounts payable                               $    76,737     $    15,452
                                                  -----------     -----------
      Total current liabilities                        76,737          15,452
   Loans Payable - Related Party                    3,572,093       1,494,094

                                                  -----------     -----------
      Total liabilities                             3,648,830       1,509,546
                                                  -----------     -----------

STOCKHOLDERS' DEFICIT:
   Common stock, $.2,558 par value, 1,100 shares
   authorized  1,100 issued 1,100 outstanding       2,558,008       2,558,008
   Accumulated deficit                             (5,104,650)     (4,038,276)
                                                  -----------     -----------
      Total stockholders' deficit                  (2,546,642)     (1,480,268)
                                                  -----------     -----------

    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT   $ 1,102,188     $    29,278
                                                  ===========     ===========


                         BLACK SWAN PETROLEUM PTY. LTD.
                        (FKA ANZOIL (THAILAND) PTY. LTD.)

                      CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED DECEMBER 31,


                                                 2004          2003
                                             ------------  ------------
 REVENUES:

 Revenue                                                -             -
                                             ------------  ------------
     Total                                              -             -

OPERATING EXPENSES:
     General and Administrative                   685,984       246,916
     Selling and Marketing                         23,395        43,387
     Depreciation and amortization                    761         8,141
                                             ------------  ------------
         Total operating expenses                 710,140       298,444
                                             ------------  ------------
OPERATING LOSS                                   (710,140)     (298,444)
                                             ------------  ------------

OTHER (INCOME) AND EXPENSES
      Interest Income                                 599            19
      Exploration Costs                          (379,195)   (3,805,462)
                                             ------------  ------------
        Total other expense                      (378,596)   (3,805,443)
                                             ------------  ------------

LOSS BEFORE INCOME TAXES                       (1,088,736)   (4,103,887)

INCOME TAX (BENEFIT) PROVISION                          -             -
                                             ------------  ------------

NET LOSS                                     $ (1,088,736)   (4,103,887)


OTHER COMPREHENSIVE INCOME
     Foreign Currency Translation                  22,362        88,080
                                             ------------  ------------
COMPREHENSIVE INCOME                         $ (1,066,374)  $(4,015,807)
                                             ============  ============



Weighted average common shares outstanding
  Basic and diluted                                 1,100         1,100
                                             ============  ============


   Basic loss per share                              (969)       (3,651)
                                             ============  ============


                         BLACK SWAN PETROLEUM PTY. LTD.
                        (FKA ANZOIL (THAILAND) PTY. LTD.)

                CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY FOR
                  FOR PERIODS ENDED DECEMBER 31, 2003 AND 2004


                                       COMMON STOCK            ACCUMULATED
                                   SHARES        AMOUN           DEFICIT         TOTAL
                                 -----------  ------------     ------------   -----------
Period ending December 31, 2002        1,100  $  2,558,008     $    (22,469)    2,535,539
   2003                                                                                 -
2003 Accumulated Deficit                                         (4,015,807)   (4,015,807)
                                 -----------  ------------     ------------   -----------
   December 31, 2003                   1,100     2,558,008       (4,038,276)   (1,480,268)
  2004                                                                                  -
2004 Accumulated Deficit                                         (1,066,374)   (1,066,374)
                                 -----------  ------------     ------------   -----------

    December 31, 2004                  1,100     2,558,008       (5,104,650)   (2,546,642)
                                 ===========  ============     ============   ===========

                         BLACK SWAN PETROLEUM PTY. LTD.
                        (FKA ANZOIL (THAILAND) PTY. LTD.)

                            STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004


                                                                    2004          2003
                                                                ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net (loss)                                                    $ (1,066,374) $ (4,015,807)
  Adjustments to reconcile net income to net cash
     (used in) operating activities:
  Depreciation and amortization                                          761         8,141
  Impairment of Assets                                                28,288       365,831
  Capitalized Exploration Costs                                            -     3,328,918
  Foreign Translation                                                (22,362)      (88,080)
  Changes in assets and liabilities:
    Accounts receivable                                                    -             -
    Other assets                                                           -       (10,359)
    Accounts payable                                                  61,284        (6,222)
                                                                ------------  ------------
          Net cash  (used in) operating activities                  (998,403)     (417,578)
                                                                ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

      Purchase of intangible asset                                         -             -
                                                                ------------  ------------
          Net cash (used in) investing activities                          -             -
                                                                ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayments of loans                                                 (20,915)
 Proceeds from related party loan                                  2,098,914       436,651
                                                                ------------  ------------
          Net cash provided by financing activities                2,077,999       436,651
                                                                ------------  ------------

INCREASE IN CASH                                                   1,079,596        19,073
CASH, BEGINNING OF YEAR                                               22,592         3,519
                                                                ------------  ------------
CASH, END OF YEAR                                               $  1,102,188  $     22,592
                                                                ============  ============

      Cash paid for Interest                                    $          -  $          -
                                                                ============  ============
      Cash paid for income taxes                                $          -  $          -
                                                                ============  ============

                         BLACK SWAN PETROLEUM PTY. LTD.

                       (f/k/a ANZOIL (THAILAND) PTY. LTD.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  For the year ended December 31, 2004 and 2003


NOTE  1  -  DESCRIPTION  OF  BUSINESS

Black Swan Petroleum Pty, Ltd. ( "Black Swan") was originally incorporated as Anzoil (Thailand) Pty. Ltd. a Limited Liability Company incorporated in Australia. Black Swan has a wholly owned subsidiary, Devon Energy Thai Holdings, Ltd., ("Devon Holdings") incorporated in the Bahamas. Devon Holdings has a wholly owned subsidiary, Black Swan Petroleum (Thailand) Ltd. (f/k/a Devon Energy (Thailand) Ltd.) ("Black Swan Thai").

Black Swan Thai was registered with the Ministry of Commerce in Thailand on January 20, 1999 to engage in the exploration and production of crude oil and natural gas, and is domiciled in Thailand. The Company holds a 100% interest in Block B7/38 (Petroleum Concession 1/2542/670), a Petroleum Exploration Concession in offshore Thailand. Black Swan Thai has conducted exploration of the Concession since 1999, as of December 31, 2004, the company had not commenced commercial production of hydrocarbons.

On December 13, 2004, the Ministry of Commerce of Thailand approved the name change from Devon Energy (Thailand) Ltd. to Black Swan Petroleum (Thailand) Ltd.

NOTE  2  -  GOING  CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate the continuation of the Company as a going concern. However, the Company has year end losses from operations and had no revenues from operations in 2004 and 2003. During the years ended December 31, 2004 and 2003, the Company incurred net losses of $1,066,374 and $4,015,807, respectively. Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from its stockholders as provided for in the Shareholders' Agreement dated November 18, 2001.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. In this regard, Management is proposing to raise any necessary additional funds through shareholders' loans. There is no assurance that the Company will receive the necessary loans required to fund its exploration plans.


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Principles  of  Consolidations
------------------------------

The accompanying financial statements represent the consolidated financial position and results of operations of the Company and include the accounts and results of operations of Black Swan and its wholly owned subsidiaries.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

--------------------------------------------

The 2004 and 2003 financial statements are consolidated presentations including those of its wholly owned subsidiaries, Devon Energy Thai Holdings, Ltd. ("Devon Holdings") and Black Swan Petroleum (Thailand) Ltd. All significant inter-company assets, liabilities and operating transactions have been eliminated upon consolidation.

On December 31, 2002, Devon Holdings was the immediate parent of Black Swan Thai, with 100% shareholding. Its immediate parent company was Devon Energy (Delaware) Limited, a Company incorporated in the United States, and its ultimate parent company was Devon Energy Corporation, a Delaware company.

On September 18, 2001, Devon Energy (Delaware) Limited, the then parent of Devon Holdings entered into a Share Purchase Agreement with Black Swan, whereby Devon Energy (Delaware) Limited agreed to assign its 5,000 shares in Devon Holdings. Black Swan assumed all assets and liabilities related to the Gulf of Thailand Exploration Block no. B7/38 Petroleum Concession, including Devon Holdings, and Black Swan Thai. In addition, Devon Energy (Delaware) paid $2 million to Black Swan for the exploration of the concession. The transaction was consummated on September 19, 2003, Devon Energy (Delaware) Limited transferred its shares in Devon Holding to Black Swan and issued a Letter of Credit to Black Swan for $1.9 million and $100,000 in cash.

At the time of completion of the transaction Black Swan had three shareholders, Capersia Pte. Ltd., a company incorporated in Singapore, Dormley Pty. Ltd., a company incorporated in Australia and Nuenco NL, a company incorporated in Australia each holding respectively 54%, 36%, and 10% of the issued Capital.

On November 5, 2004 Texhoma Energy, Inc. ("Texhoma") completed an agreement with Capersia Pte. Ltd. to acquire a 40% shareholding in Black Swan. On December 31, 2004 the shareholders of Black Swan were Texhoma (40%), Dormley Pty. Ltd. (36%), Capersia Pte. Ltd. (14%) and Nuenco NL (10%).

Method  of  Accounting
----------------------

Black Swan adopted "Successful Efforts" accounting for exploration costs. Under the successful efforts method, geological and geophysical costs, costs of carrying and retaining undeveloped properties such as delayed rentals, ad valorem taxes on properties, legal costs for the title defense, maintenance of land and lease records, and dry hole and bottom hole contributions are charged to expense as incurred. The cost of drilling exploratory and exploratory-type stratigraphic test wells are capitalized, pending determination of whether the well can produce proved reserves. If it is determined the well will not produce proved reserves, the capitalized costs, net of any salvage value are charged to expense.

Under the successful efforts method of accounting, all cost incurred while drilling an exploratory well are capitalized pending determination of whether the well has found proved reserves. If the well has not found proved reserves, the capitalized costs of drilling the well, net of any salvage value, are charged to expense. If the exploratory well or exploratory-type stratigraphic test well is in progress at the end of a period and the well determined not to have found proved reserves before the financial statements for the period are issued, the costs incurred through the end of the period, net of any salvage value, are charged to expense for the period under FASB Interpretation No. 36, Accounting for Exploratory Wells in Progress at the End of the Period.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

Use  of  Estimates
------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from those estimates.

Foreign  Currency  Translation
------------------------------

During the relevant periods, assets and liabilities were translated from Thailand currency and Australian currency into U.S. currency by use of the exchange rates in effect at the balance sheet date. Revenues and expenses were translated using the weighted-average exchange rate for the applicable period. Capital accounts were translated using the exchange rates in effect when the foreign entity's capital stock was acquired or issued. The currency translations are in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency Translation". Resulting translation adjustments are reflected in the accumulated other comprehensive items component of shareholders' equity.

Cash  and  Cash  Equivalents
----------------------------

The Company considers all short-term highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash balances are insured by the F.D.I.C. up to $100,000 per institution.

Property  and  Equipment
------------------------

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon. Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized. The range of estimated useful lives used to calculated depreciation for principal items of property and equipment are as follow:

            Asset Category          Depreciation/ Amortization Period
            --------------          ---------------------------------
            Building                          30 Years
            Plant & Equipment                  7 Years
            Production tooling              $10 per unit
            Automotive Equipment               5 Years
            Office Equipment                5 to 3 Years

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

Long-Lived  Assets
------------------

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

Intangible  Assets
------------------

The Company adopted Statement of Financial Accounting Standard ("SFAS") No. 142, Goodwill and Other Intangible Assets, effective July 1, 2002. As a result, the Company discontinued amortization of goodwill, and instead annually evaluates the carrying value of goodwill for impairment, in accordance with the provisions of SFAS No. 142.

Oil  and  Natural  Gas  Exploration  and  Development
-----------------------------------------------------

In accordance with Statement of Financial Accounting Standard ("SFAS") No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies", Exploration involves identifying areas that may warrant examination and examine specific areas that are considered to have prospects of containing oil and gas reserves, including drilling exploration wells and exploratory-type stratgraphic test wells. Principle types of exploration costs, which include depreciation and applicable operating costs of support equipment and facilities and other costs not exhausted by topographical, geological, carrying costs, retaining undeveloped properties, delay rentals, ad valorem taxes, legal costs, drilling equipment. These geological and geophysical costs shall be charged to expenses when incurred.

Income  Taxes
-------------

Black Swan does not have a taxable event in the United States. If Black Swan generates taxable income the company would not have a deferred income tax asset for any future utilization.

Earnings  Per  Share
--------------------

Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. Restricted shares and warrants are not included in the computation of the weighted average number of share outstanding during the periods. There are no restricted shares or warrants issued in the Capital of Black Swan and subsidiaries.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

Fair  Value  of  Financial  Instruments
---------------------------------------

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

The carrying amounts of the Company's financial instruments, including cash, accounts payable and accrued liabilities, income tax payable and related party payable approximate fair value.

Recent  Accounting  Pronouncements
----------------------------------

Share-Based  Payment

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123(R)"). This statement is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25,
"Accounting for Stock Issued to Employees," and its related implementation guidance. In March 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, which expresses the staff's views on interactions between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations of the valuation of share-based payments for public companies. SFAS No. 123(R) will require Black Swan to measure all stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, the adoption of SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. In April 2005, the SEC extended the effective date for SFAS No. 123(R), and the statement is effective as of January 1, 2006 for Black Swan.

The effects of the adoption of SFAS No. 123(R) on Black Swan's results of operations and financial position are dependent upon a number of factors, including the number of employee stock options outstanding and unvested, the number of stock-based awards which may be granted in the future, the life and vesting features of stock-based awards which may be granted in the future, the future market value and volatility of Black Swan's stock, movements in the risk free rate of interest, award exercise and forfeiture patterns, and the valuation model used to estimate the fair value of each award. Black Swan is currently evaluating these variables in the design of its stock-based compensation program as well as the accounting requirements under SFAS No. 123(R) and SAB No. 107. In addition, Black Swan intends to utilize restricted stock units as a key component of its ongoing employee stock-based compensation plan. These awards generally are recognized at their fair value, equal to the quoted market price of Black Swan's common stock on the date of issuance, and this amount is amortized over the vesting period of the shares of restricted stock held by the grantee. Black Swan believes that the adoption of SFAS No. 123(R) will have a material impact on its financial statements.


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

Non-monetary  Exchange

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." The amendments made by SFAS No. 153 eliminate the exception for nonmonetary exchanges of similar productive assets and replace it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement became effective for nonmonetary asset exchanges occurring in Black Swan's fourth quarter of 2005. The adoption of SFAS No. 153 did not have a material impact on Black Swan's financial statements.

Conditional  Asset  Retirement

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations - an Interpretation of SFAS 143 (FIN No. 47). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective no later than December 31, 2005. FIN No. 47 did not impact the Company for the year ended December 31, 2005.

Foreign  Earnings  Repatriation  Provision  within  the  American  Jobs.

In December 2004, the FASB issued FASB Staff Position ("FSP") No. FAS 109-2, "Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004." The American Jobs Creation Act ("AJCA") introduces a special one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer ("repatriation provision"), provided certain criteria are met. FSP FAS 109-2 provides accounting and disclosure guidance for the repatriation provision. Black Swan completed its evaluation of this FSP and decided not to repatriate foreign earnings under these provisions as it would not be beneficial to Black Swan.

Accounting  Changes  and  Error  Corrections

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement replaces APB Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific

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transition  provisions,  those  provisions  should  be  followed.  SFAS  No. 154 requires retrospective application to prior periods' financial statements of voluntary changes in accounting principles. SFAS No. 154 is effective for accounting changes and corrections of errors made during 2007, beginning on January 1, 2007. Black Swan does not believe the adoption of SFAS No. 154 will have a material impact on its financial statements.


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  continued

Inventory  Cost

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs-an Amendment of ARB No. 43, Chapter 4." SFAS No. 151 amends Accounting Research Bulletin ("ARB") No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges. In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this statement are effective for inventory costs incurred beginning in Black Swan's first quarter of 2006. Black Swan does not believe that the adoption of SFAS No. 151 will have a material impact on its financial statements.

NOTE  4  -  CONCESSION

Black Swan's project is a petroleum exploration concession located in Gulf of Thailand in the Chumphon Basin, known as Block B7/38. Block B7/38 is located immediately adjacent to the Thai coastline in water depths averaging 20 meters covering the 9,238 km. The Petroleum Concession was signed on March 3, 1999 and allowed for three exploration periods of three years each ("First", "Second" and "Third" Obligation Periods of which the Second and the Third are optional) followed by a possible twenty-year production period to develop commercial hydrocarbons found during the exploration phase. Currently the concession is in the final year of the 2nd Obligation Period. Following a mandatory relinquishment at the end of the 5th year, the concession now has an area of 2,837 km2.

The work program for the First Obligation Period included reprocessing seismic data, acquisition of a 300 km2 3D-seismic program and the drilling of one well. With Thai Government approval, the commitment well was postponed to the 3rd year of the Second Obligation Period (ending 2nd March, 2005). The work program for the Second Exploration Period includes geological studies, reprocessing seismic data, and the drilling of one well in the 3rd year. Black Swan was required to drill two wells and expend $400,000 on other work-programs prior to 2nd March, 2005. The obligations were fulfilled in the first half of 2005 upon which the Concession was relinquished to the government.

A comprehensive data base was acquired with the concession and includes approximately 7,500 km of 2D seismic data and 1,006 km2 of recent 3D-seismic. Three wells were drilled within the concession prior to 1999. Of these, the Shell Hong Fah-A01 well was interpreted to have 100 meters of gross pay whilst the Gulf Oil Company Thai GOC 9/466-1x - drilled off structure - also encountered significant hydrocarbon shows. Elsewhere in the basin, two wells were completed as oil discoveries and another two wells encountered significant oil and gas shows. The two completed wells produced oil at rates of up to 10,000 BOPD and had a cumulative production of 4.8 MMBO before being shut-in due to water conning. This background convinced the management of Devon and later Black Swan to explore Block B7/38.

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NOTE  5  -  PROPERTY  AND  EQUIPMENT


Property and Equipment at December 31, 2004 and 2003 consist as following:


                                                       December 31,
                                                 2004               2003
                                             -----------        ------------
      Property and Equipment                 $    75,434        $     69,672
      Less accumulated depreciation              (75,434)            (69,672)
                                             -----------        ------------
      Net book value                         $         -        $          -
                                             ===========        ============


The above assets were located in Australia. The Australia operation was abandoned.


NOTE  6  -  RELATED  PARTY

Black Swan and its subsidiaries had management and directors in common with its shareholders. At the end of 2004, Mr. Frank Jacobs was a director and the CEO of International PetroReal Oil Corporation as well as a director and the CEO of Black Swan and its subsidiaries. Mr. Brian Alexander was the Finance Manager of PetroReal Oil Corporation of America and the Finance Manager of Black Swan.

The  following  financial  transactions were completed with shareholder of Black
Swan:

Black Swan received funding from its shareholders to complete the First and Second Obligation Periods of the exploration stage of its concession in Thailand. Black Swan was funded by the following related parties and shareholders Anzoil NL, Capersia Pte. Ltd., Dormley Pty. Ltd., and Devon Energy (Delaware) Ltd., which were $3,572,093 and $1,494,094 for 2004 and 2003 respectively.

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NOTE  7  -  NOTES  PAYABLES

The notes payables at December 31, 2004 and 2003 are following:


                                                      December 31,
                                                      ============
                                                  2004               2003
                                               -----------       -----------
            Devon Energy (Delaware) Ltd.       $ 3,327,440       $ 1,253,020
            Anzoil NL                              175,149           172,342
            Capersia Pte. Ltd.                      41,386            41,094
            Dormley Pty. Ltd.                       28,118            27,638

    Total Notes Payables                       $ 3,572,093       $ 1,494,094

The exploration efforts of Black Swan were funded by Devon Energy (Delaware) Ltd., Anzoil NL, Capersia Pte. Ltd. and Dormley Pty. Ltd. through the provision of loans without any accrued interest or call features. The notes were to be repaid from oil production revenue if Black Swan was successful with its exploration program.

NOTE  8  -  COMMITMENTS  AND  CONTIGENCIES

As discussed previously, management wound down the Thailand and Australian parent subsidiary relationship operations after unsuccessful drilling in the Concession and the exploration and development resulted in a dry hole and abandoned the operations in total. A determination has not made as to the financial or legal consequence to Black Swan or its officers, for subsequent obligations, if any, to persons or governmental entities which may arise from doing business or owning or leasing property in Thailand and Australia.

NOTE  9  -  SUBSEQUENT  EVENT

In January 2005, Nuenco NL sold its 10% shareholding in Black Swan to Capersia Pte. Ltd. (6%) and Dormley Pty. Ltd. (4%), increasing those parties' shareholding to 20% and 40% respectively. In February 2005, International PetroReal Oil Corporation acquired a 40% shareholding in Black Swan from Dormley Pty. Ltd. and Maxim Resources, Inc. acquired a 20% shareholding from Capersia Pte. Ltd.

As of February, 2005 the shareholders of Black Swan acquired a 40% interest of Black Swan Petroleum Pty Ltd. for 14,000,000 new investment shares.


In 2005, International PetroReal Oil Corporation acquired 40% shareholding in the Company from Dormley Pty, Ltd, and Maxim Resource, Inc. acquired 20% from Capersia Pte, Ltd. As of November 2004, the major shareholders of the Company were Texhoma Energy, Inc., International PetroReal Oil Corporation and Maxim Resources, Inc. with shareholdings of 40%, 40%, and 20% respectively.

After completion of the acquisition from Devon Energy (Delaware) in September 2003, Black Swan recommenced exploration operation of Block B7/38. The efforts culminated in the drilling of two exploration wells in February - March 2005 which proved void of commercially viable hydrocarbons. In June 2005 after active exploration the shareholders decided to discontinue the exploration efforts in Thailand and relinquished the Concession back to the government of Thailand.

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